UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2011

WESTSTAR FINANCIAL SERVICES CORPORATION
(Exact name of Registrant as specified in its charter)

North Carolina	000-30515	56-2181423
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 1285, Asheville, North Carolina	28802
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (828) 575-4608

79 Woodfin Place, Asheville, North Carolina 28801-2426
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2011, Weststar Financial Services Corporation (the “Company”) entered into service agreements with Randall C. Hall, president and chief executive officer, and Kathy E. Fox, senior vice president and secretary/treasurer. The Company is in the process of winding up its affairs and the board of directors has engaged Mr. Hall and Ms. Fox to carry out certain duties in connection with the winding up of the Company’s affairs. The service agreements specify the terms of the Company’s engagement of Mr. Hall and Ms. Fox. Mr. Hall and Ms. Fox are collectively referred to herein as the “Officers.”

In consideration of their professional services, the Company has agreed to pay Mr. Hall $4,375 per month and has agreed to pay Ms. Fox $2,115 per month. The Company will also reimburse the Officers for mileage and documented out-of-pocket expenses incurred in the performance of their duties. The service agreements will terminate on March 8, 2012. Either the Company or the Officers may terminate the agreements with or without cause by giving fifteen days prior written notice to the other party. The Officers have agreed to indemnify the Company from damages arising out of their gross negligence or willful misconduct. The Company will indemnify the Officers from damages arising out of the performance of their duties under the agreements, except in cases of the Officers’ gross negligence or willful misconduct.

A copy of the service agreement with Mr. Hall is attached hereto as exhibit 10.1 and incorporated in this report by reference. A copy of the service agreement with Ms. Fox is attached hereto as exhibit 10.2 and incorporated in this report by reference.

ITEM 8.01	Other Events.

Following the closure of the Company’s wholly owned subsidiary, The Bank of Asheville, by the North Carolina Commissioner of Banks on January 21, 2011, the Company has no active operating business or income resulting from operations. The Company does not anticipate having any material operating income at any time in the future and has commenced the process of winding up its affairs. For these reasons, the Company does not currently anticipate that it will be in a position to file its annual report on Form 10-K or any quarterly reports on Form 10-Q in the future.

ITEM 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description of Exhibit
10.1	Service Agreement with Randall C. Hall
10.2	Service Agreement with Kathy E. Fox

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of the Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTSTAR FINANCIAL SERVICES CORPORATION

By:	/s/ Randall C. Hall
Randall C. Hall
President and Chief Executive Officer

Dated:   March 14, 2011

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Service Agreement with Randall C. Hall
10.2	Service Agreement with Kathy E. Fox